EXHIBIT 10.4

EXPENSE ALLOCATION AGREEMENT

     THIS EXPENSE ALLOCATION AGREEMENT (the “Agreement”), dated as of this ___ day of ___, 2005, is made by and among Greenville Federal MHC (the “MHC”), Greenville Federal Financial Corporation (the “Holding Company”) and Greenville Federal (the “Bank”).

     WHEREAS, the MHC owns a majority of the outstanding common stock of the Holding Company, and the Holding Company owns all of the outstanding common stock of the Bank;

     WHEREAS, each of the MHC, the Holding Company and the Bank (each a “Party” and together the “Parties”) may provide certain management services and pay expenses that benefit the other Parties; and

     WHEREAS, it is the intent of the Parties that each Party hereto pay, or provide reimbursement, as appropriate, for the operating expenses, fees and costs which are allocable to such Party;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Parties agree as follows:

1.	Each Party shall pay the expenses incurred in its operations and shall not be responsible for the payment of the expenses of any other Party.

2.	In case of facilities and services that are shared by the Parties hereto, including, without limitation, tax return preparation expenses, auditing, office facilities, data processing, accounting and other operating expenses, the Parties shall allocate on a quarterly basis the expense of such facilities and services between them in good faith.

3.	Each Party shall reimburse the appropriate other Party for any expenses allocable to the reimbursing Party.

4.	Each Party hereto, as the case may be, shall reimburse any other Party quarterly for its share of the salaries, benefits and expenses of the other Party’s officers and employees for services they rendered to the Party.

5.	Whenever this Agreement calls for reimbursement from one Party to another Party, such reimbursement shall occur within five business days after the allocation or appropriate reimbursement is determined.

6.	This Agreement shall be (i) binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original Party to this Agreement and (ii) governed by, and construed in accordance with, the laws of the State of Ohio.

     IN WITNESS WHEREOF, the Parties hereto caused this Agreement to be executed by their duly authorized representatives on the date first written above.

GREENVILLE FEDERAL MHC

By:

GREENVILLE FEDERAL FINANCIAL CORPORATION

By:

GREENVILLE FEDERAL

By:

2